Exhibit 8.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States dentons.com

June 14, 2022

BRT Apartments Corp. 60 Cutter Mill Road Great Neck, NY 11021

Ladies and Gentlemen:

We have acted as special tax counsel to BRT Apartments Corp., a Maryland corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), to register under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and sale from time-to-time, of up to 350,000 shares of common stock, $0.01 par value per share, of the Company (the “Securities”) pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”). In connection with the Registration Statement, you have asked us to provide you with the opinions set forth below.

For purposes of delivering this opinion, we have examined the Articles of Incorporation of the Company, the By-laws of the Company, the Registration Statement (including the information incorporated therein by reference thereto), the Company’s annual report on Form 10-K (other than documents incorporated therein by reference) for its fiscal year ended December 31, 2021 and certain internal income and asset tests conducted by the Company (the “Company REIT Tests”). We have relied upon, with your consent, the representations of a duly appointed officer of the Company contained in a letter dated as of this date (the “Officer’s Certificate”) regarding various factual matters, including the manner in which the Company and entities in which it owns a direct or indirect interest have been and will continue to be operated. We have assumed that each representation in the Officer’s Certificate is and will be true, correct and complete and that all representations that (a) address future matters or conditions, (b) address the intentions of, or (c) are given to the belief and/or knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Our opinion is based solely on the information and representations in such documents and the Officer’s Certificate. We assume that the Company will be operated in accordance with all applicable laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of documents submitted to us as copies. In addition, we have assumed the factual accuracy of all representations, warranties and other statements in the documents we have examined.

Larraín Rencoret ► Hamilton Harrison & Mathews ► Mardemootoo Balgobin ► HPRP ► Zain & Co. ► Delany Law ► Dinner Martin ► Maclay Murray & Spens ► Gallo Barrios Pickmann ► Muñoz ► Cardenas & Cardenas ► Lopez Velarde ► Rodyk ► Boekel ► OPF Partners

June 14, 2022

In addition, we have assumed that for the remainder of 2022 and in subsequent taxable years, the Company will operate in a manner that will make the representations contained in the Officer’s Certificate true for all such years, and that the Company will not make any amendments to its organizational documents (or to those of its incorporated and/or unincorporated subsidiaries) after the date of this opinion that would affect the Company’s qualification as a real estate investment trust for any taxable year. We have also assumed (i) that the conversion (the “Conversion”) of BRT Realty Trust, a Massachusetts business trust, into the Company, in accordance with the applicable provisions of the Maryland General Corporation Law and pursuant to the Plan of Conversion, dated as of December 8, 2016, qualified as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and (ii) the Corporation will succeed to and take into account, as of the effective date of the Conversion, the items described in Section 381(c) of the Code of BRT Realty Trust. For purposes of this opinion, we have made no independent investigation of the factual matters contained in the documents set forth above, or in the representations set forth in the Officer’s Certificate and/or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or factual representations in a material way.

The opinion set forth below is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as they currently exist and all of which are subject to change, and the opinion below is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinion set forth herein. No assurance can be given that the federal income tax consequences described below will not be altered in the future, possibly with retroactive effect.

Based on the documents and assumptions set forth above and the representations set forth in the Officer’s Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:

(1) Commencing with the Company’s taxable year ended December 31, 2006, through and including its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Code, and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code. The Company’s qualification and taxation as a real estate investment trust depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned on an ongoing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements, and

June 14, 2022

(2) The information in the Registration Statement under the captions “Federal Tax Consequences” and “23. What are the federal income tax consequences of participating in the Plan?,” to the extent that they constitute matters of law or legal conclusions, has been reviewed by us and are correct in all material respects.

The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the matters described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the Company to be materially and adversely different from that described above. Except as described in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

This opinion is rendered for the sole benefit of the Company and investors who receive Securities pursuant to the Registration Statement, and no other person or entity is entitled to rely hereon. Copies of this opinion may not be furnished to any other person or entity without our prior written consent, except as may be required by law, nor may any portion of this opinion be quoted, circulated or referred to in any other document, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference thereto in the prospectus included in the Registration Statement under the heading “Federal Tax Consequences”. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours

/s/ Dentons US LLP
Dentons US LLP